UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/03/2008

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50577

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

On October 3, 2008, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Dynavax Technologies Corporation ("Dynavax" or the "Company") amended the current Management Continuity Agreements (the "Agreements") with its executive officers in order to address the recently finalized 409a tax regulations and to extend the exercise period for vested equity in the event of a change of control. On October 3, 2008, the Compensation Committee also granted restricted stock units to its executive officers in order to facilitate executive retention.

Management Continuity Agreements

The purpose of the amended Agreements is to provide retention incentives for key Dynavax executives. The Agreements provide severance payments and benefits to executives upon termination of employment under certain circumstances, particularly in connection with a change of control of the Company. In the event of an involuntary termination, the executive will receive (i) a lump-sum cash payment equal to six months of the executive's then effective annual base salary, (ii) continuing health care coverage for six months upon the executive's election of COBRA Continuation Coverage, and (iii) six months accelerated vesting of unvested options to purchase Dynavax Common Stock. In the event Dr. Dino Dina, Dynavax's President and Chief Executive Officer, is involuntarily terminated, he will receive (x) a lump-sum cash payment equal to twelve months of his then effective annual base salary, (y) continuing health care coverage for twelve months upon his election of COBRA Continuation Coverage, and (z) twelve months accelerated vesting of unvested options to purchase Dynavax Common Stock.

In the event of a change in control of Dynavax, all executives, including Dr. Dina, will receive an additional two years vesting of unvested options to purchase Dynavax Common Stock. If an executive's employment is terminated within two years of a change in control, the executive also will receive (i) a lump-sum cash payment equal to twelve months of the executive's then effective annual base salary, (ii) a lump-sum cash payment equal to the executive's target incentive bonus, (iii) continuing health care coverage for twelve months upon the executive's election of COBRA Continuation Coverage, and (iv) a three-year exercise period of all vested options to purchase Dynavax's Common Stock following termination of employment, but not to exceed the expiration date of any option.

Executive Retention

In order to retain its key executives, the following restricted stock units ("RSUs") with respect to Dynavax Common Stock were granted by the Compensation Committee under the Dynavax Technologies Corporation 2004 Stock Incentive Plan:

Executive                                             Title                                                                                              RSU Shares

Dino Dina, M.D.                               President and Chief Executive Officer                                          90,000

Robert L. Coffman, Ph.D.                Vice President and Chief Science Officer                                     60,000
Deborah A. Smeltzer                        Vice President, Operations and Chief Financial Officer             60,000
Michael S. Ostrach                           Vice President, Chief Business Officer and General Counsel    60,000
Martin E. Sanders, M.D.                  Executive Vice President and Chief Development Officer         60,000

The RSUs granted will vest in full at the end of three years, or earlier upon a change in control of the Company. In the event of an involuntary termination, a portion of the shares will vest consistent with the provisions of the Agreements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: October 07, 2008	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer